Exhibit 99

PRESS RELEASE	FOR IMMEDIATE RELEASE

RigNet Announces Second Quarter 2019 Earnings Results

HOUSTON – August 5, 2019 – RigNet, Inc. (NASDAQ: RNET, the “Company”), the leading provider of ultra-secure, intelligent networking solutions and specialized applications, announced today its results for the quarter ended June 30, 2019.

•	Increased quarterly revenue 4.9% to $60.3 million compared to the prior quarter

•	Net loss of $6.2 million or $0.32 per share; compared to net loss of $12.0 million or $0.63 per share in the prior quarter

•	Increased quarterly Adjusted EBITDA by 16.6% to $9.8 million compared to the prior quarter

•	Increased Managed Communications Services (MCS) Sites served by 1.8% to 1,384 compared to the prior quarter

•	Project backlog of $37.1 million

“RigNet delivered solid operating results in the second quarter of 2019, growing total revenue by 4.9% and improving Adjusted EBITDA by 16.6% compared to the prior quarter,” said Steven Pickett, Chief Executive Officer and President. “We continue to see positive developments across all three segments of RigNet’s business. We are winning and renewing long-term contracts to provide communications services to major oil and gas customers who are choosing us for our global reach, ultra-secure network, and service delivery. Intelie, our real-time machine learning solution, is rapidly gaining acceptance as ‘the’ standard for speed, efficiency, and ease of implementation. As we continue to execute break-through contracts, which expand in scope and complexity, Intelie is quickly becoming the flagship solution in RigNet’s applications portfolio. Finally, our Systems Integration team delivered another strong quarter and is responding to an increasing number of global opportunities as customers continue to call upon RigNet’s trusted team to execute these complex projects around the world.”

Quarterly revenue was $60.3 million, an increase of $2.8 million, or 4.9%, compared to $57.5 million in the prior quarter, and an increase of $0.3 million, or 0.5%, compared to $60.0 million the second quarter 2018. Compared to the prior quarter, Systems Integration (SI) revenue grew $4.0 million, or 55.3%, due to the variable nature of the business, with several new projects ramping up and savings being recognized on several projects nearing completion. The increase in SI revenue was partially offset by a $1.1 million decrease in Managed Communications Services (MCS) revenue due to the prior quarter having higher equipment resale revenue. Apps & IoT revenues were flat compared to the prior quarter. Compared to the second quarter 2018, Apps & IoT revenue grew $1.4 million, or 21.7%. The increase in Apps & IoT was partially offset by a $0.6 million decrease in SI revenue and $0.5 million decrease in MCS revenue.

Net loss attributable to common stockholders in the second quarter 2019 was $6.2 million, or $0.32 per share, compared to net loss attributable to common stockholders of $12.0 million, or $0.63 per share, in the first quarter 2019 and net loss attributable to common stockholders of $4.3 million, or $0.23 per share, in the second quarter 2018.

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Adjusted EBITDA, a non-GAAP measure defined and reconciled to GAAP net loss (as described below), was $9.8 million, a 16.6% increase compared to $8.4 million in the prior quarter and a 20.7% increase compared to $8.1 million in the second quarter 2018.

Net loss and Adjusted EBITDA in the second quarter of 2019 compared to the prior quarter and prior year quarter were positively impacted by increased revenue and reduced selling and marketing costs. Net loss was also impacted by changes in the fair value of earn-out/contingent consideration, GX dispute Phase II costs, depreciation and amortization, and restructuring costs, which are added back and reconciled to Adjusted EBITDA below.

Capital expenditures for the three months ending June 30, 2019 totaled $4.6 million compared to $7.1 million for the quarter ending March 31, 2019 and $6.6 million for the three months ending June 30, 2018. Capital expenditures were $11.7 million and $13.2 million for the six months ended June 30, 2019 and 2018, respectively.

Contracting and Operational Update

During the second quarter of 2019, RigNet won multi-year contracts (previously announced) with two large international offshore drilling contractors to provide rig analytics through Intelie Live. Additionally RigNet introduced Live-IT, a new IT as a service (ITaaS) solution to its inaugural customer, Transocean. In the U.S. Gulf of Mexico, the company has substantially completed the buildout of our 4G LTE and 5G-enabled network, where we are partnered with T-Mobile, and we are already carrying live traffic.

MCS Site count in the second quarter 2019 increased by 6.7% to 1,384 from 1,297 in the second quarter 2018 and grew 1.8% from 1,360 in the prior quarter, largely due to increases in production, maritime and other sites, which are primarily related to onshore drilling.

Project backlog (using percentage of completion accounting) was $37.1 million compared to $19.6 million in the second quarter 2018 and $43.1 million in the prior quarter.

In June 2019, the Company announced that it had reached a settlement that concludes the GX dispute. Pursuant to the settlement the Company paid $45.0 million in June 2019 and paid $5.0 million in July 2019 and will pay $0.8 million in the third quarter of 2020. The Company has an accrued liability of $5.8 million as of June 30, 2019.

Additional Detail

In the quarter ended June 30, 2019, the Company recorded $2.2 million in GX dispute Phase II costs and $1.3 million increase in the fair value of earn-out/contingent consideration related to Intelie. In the first quarter 2019, the Company recorded $2.1 million in GX dispute Phase II costs, $0.4 million in acquisition costs and $0.6 million in restructuring costs. In the quarter ended June 30, 2018, the Company recorded $2.8 million for the increase in fair value of an earn-out related to TECNOR which was acquired in February 2016 and paid in July 2018 and $0.3 million in acquisition costs. All items listed above are added back to net loss in our non-GAAP measure Adjusted EBITDA.

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Earnings Call Information

An Earnings Call for investors will be held at 11:00 a.m. Eastern Time (10:00 a.m. Central Time) on Tuesday, August 6, 2019, to discuss RigNet’s second quarter 2019 results. The call may be accessed live over the telephone by dialing +1 (877) 845-0777, or, for international callers, +1 (760) 298-5090. Interested parties may also listen to a simultaneous webcast of the conference call by logging onto RigNet’s website at www.rig.net in the Investors – Webcasts and Presentations section. A replay of the conference call webcast will also be available on our website for approximately thirty days following the call.

About RigNet

RigNet (NASDAQ: RNET) delivers advanced software, optimized industry solutions, and communications infrastructure that allow our customers to realize the business benefits of digital transformation. With world-class, ultra-secure solutions spanning global IP connectivity, bandwidth-optimized OTT applications, IoT big data enablement, and industry-leading machine learning analytics, RigNet supports the full evolution of digital enablement, empowering businesses to respond faster to high priority issues, mitigate the risk of operational disruption, and maximize their overall financial performance. RigNet is headquartered in Houston, Texas with operations around the world.

For more information on RigNet, please visit www.rig.net. RigNet is a registered trademark of RigNet, Inc.

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995 – that is, statements related to future, not past, events. Opinions, expectations with respect to conditions in the oil and gas industry, customer perceptions of value, entry into new customer contracts, growth prospects, and the ultimate payout amount of any earnout / contingent consideration are examples of forward-looking statements in this press release. Forward-looking statements are based on current expectations and include any statement that does not directly relate to a current or historical fact. In this context, forward-looking statements often address our expected future business and financial performance, including the expected benefits of acquiring and integrating other businesses, and often contain words such as “anticipate,” “believe,” “intend,” “will,” “expect,” “plan” or other similar words. These forward-looking statements involve certain risks and uncertainties, including those risks set forth in Item 1A – Risk Factors of the Company’s most recent 10-K filing, and ultimately may not prove to be accurate. Actual results and future events could differ materially from those anticipated in such statements. For further discussion of risks and uncertainties, individuals should refer to RigNet’s SEC filings. RigNet undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.

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Non-GAAP Financial Measure

This press release contains the non-GAAP measure Adjusted EBITDA, a measure we believe is useful to investors as a supplemental measure to evaluate overall operating performance and is an integral component of financial covenant ratios in our credit agreement. Adjusted EBITDA is a financial measure that is not calculated in accordance with generally accepted accounting principles, or GAAP. We refer you to the Company’s recent 10-K filing for the year ended December 31, 2018, filed Friday, March 15th, 2019 (as amended), for a more detailed discussion of the uses and limitations of Adjusted EBITDA.

We define Adjusted EBITDA as net loss plus interest expense; income tax expense (benefit); depreciation and amortization; impairment of goodwill, intangibles, property, plant and equipment; (gain) loss on sales of property, plant and equipment, net of retirements; change in fair value of earn-outs and contingent consideration; stock-based compensation; acquisition costs; executive departure costs; restructuring charges; the GX dispute; the GX dispute Phase II costs and non-recurring items.

A reconciliation of net loss to Adjusted EBITDA is found in the table below.

Media / Investor Relations Contact
Lee M. Ahlstrom, SVP & CFO	Tel: +1 (281) 674-0699
RigNet, Inc.	investor.relations@rig.net

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RIGNET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2019	2019	2018	2019	2018
		(in thousands, except per share amounts)
Revenue	$60,332	$57,510	$60,007	$117,842	$113,840

Expenses:
Cost of revenue (excluding depreciation and amortization)	36,519	36,456	36,246	72,975	69,927
Depreciation and amortization	7,679	8,912	8,356	16,591	16,343
Change in fair value of earn-out/contingent consideration	1,284	—	2,778	1,284	2,800
Selling and marketing	2,952	3,793	4,189	6,745	7,138
General and administrative	14,458	16,470	12,768	30,928	26,432

Total expenses	62,892	65,631	64,337	128,523	122,640

Operating loss	(2,560)	(8,121)	(4,330)	(10,681)	(8,800)
Other expense, net	(1,362)	(1,166)	(895)	(2,528)	(1,348)

Loss before income taxes	(3,922)	(9,287)	(5,225)	(13,209)	(10,148)
Income tax benefit (expense)	(2,204)	(2,666)	926	(4,870)	323

Net loss	$(6,126)	$(11,953)	$(4,299)	$(18,079)	$(9,825)

Loss Per Share - Basic and Diluted
Net loss attributable to RigNet, Inc. common stockholders	$(6,156)	$(11,983)	$(4,329)	$(18,139)	$(9,885)
Net loss per share attributable to RigNet, Inc. common stockholders, basic	$(0.32)	$(0.63)	$(0.23)	$(0.95)	$(0.54)
Net loss per share attributable to RigNet, Inc. common stockholders, diluted	$(0.32)	$(0.63)	$(0.23)	$(0.95)	$(0.54)
Weighted average shares outstanding, basic	19,082	18,949	18,639	19,016	18,394
Weighted average shares outstanding, diluted	19,082	18,949	18,639	19,016	18,394

Unaudited Non-GAAP Data:
Adjusted EBITDA	$9,775	$8,386	$8,098	$18,161	$15,517

RIGNET, INC.
Reconciliation of Net Loss to Adjusted EBITDA
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2019	2019	2018	2019	2018
			(in thousands)
Reconciliation of Net Loss to Adjusted EBITDA:
Net loss	$(6,126)	$(11,953)	$(4,299)	$(18,079)	$(9,825)
Interest expense	1,269	1,238	1,007	2,507	1,966
Depreciation and amortization	7,679	8,912	8,356	16,591	16,343
(Gain) loss on sales of property, plant and equipment, net of retirements	18	(7)	21	11	(32)
Stock-based compensation	1,170	4,458	837	5,628	3,282
Restructuring costs	—	573	—	573	—
Change in fair value of earn-out/contingent consideration	1,284	—	2,778	1,284	2,800
Executive departure costs	—	—	4	—	161
Acquisition costs	60	350	320	410	1,145
GX dispute Phase II costs	2,217	2,149	—	4,366	—
Income tax expense (benefit)	2,204	2,666	(926)	4,870	(323)

Adjusted EBITDA (non-GAAP measure)	$9,775	$8,386	$8,098	$18,161	$15,517

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RIGNET, INC.
Segment Information
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2019	2019	2018	2019	2018
			(in thousands)
Managed Communication Services
Revenue	$41,205	$42,333	$41,712	$83,538	$83,762
Cost of revenue	25,019	26,985	25,307	52,004	51,052
Depreciation and amortization	5,059	6,264	5,645	11,323	11,371
Selling, general and administrative	3,346	3,797	5,023	7,143	9,238

Operating income	$7,781	$5,287	$5,737	$13,068	$12,101

Applications and Internet-of-Things
Revenue	$8,005	$8,015	$6,576	$16,020	$11,912
Cost of revenue	4,387	4,497	3,165	8,884	6,250
Depreciation and amortization	1,226	1,231	836	2,457	1,683
Selling, general and administrative	835	565	430	1,400	784

Operating income	$1,557	$1,722	$2,145	$3,279	$3,195

Systems Integration
Revenue	$11,122	$7,162	$11,719	$18,284	$18,166
Cost of revenue	7,113	4,974	7,774	12,087	12,625
Depreciation and amortization	639	662	665	1,301	1,317
Selling, general and administrative	570	1,124	557	1,694	880

Operating income	$2,800	$402	$2,723	$3,202	$3,344

NOTE: Consolidated balances include the segments above along with corporate activities and intercompany eliminations.

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RIGNET, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30,	December 31,
	2019	2018
	(in thousands, except share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$10,879	$21,711
Restricted cash	41	41
Accounts receivable, net	67,863	67,450
Costs and estimated earnings in excess of billings on uncompleted contracts (CIEB)	8,739	7,138
Prepaid expenses and other current assets	7,197	6,767

Total current assets	94,719	103,107
Property, plant and equipment, net	63,247	63,585
Restricted cash	1,522	1,544
Goodwill	46,670	46,631
Intangibles, net	29,522	33,733
Right-of-use lease asset	3,899	—
Deferred tax and other assets	4,794	10,325

TOTAL ASSETS	$244,373	$258,925

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$27,916	$20,568
Accrued expenses	15,802	16,374
Current maturities of long-term debt	10,783	4,942
Income taxes payable	1,369	2,431
GX dispute accrual	5,000	50,765
Deferred revenue and other current liabilities	10,079	5,863

Total current liabilities	70,949	100,943
Long-term debt	100,274	72,085
Deferred revenue	250	318
Deferred tax liability	678	652
Right-of-use lease liability - long-term portion	4,842	—
Other liabilities	22,048	28,943

Total liabilities	199,041	202,941

Equity:
Stockholders’ equity
Preferred stock - $0.001 par value; 10,000,000 shares authorized; no shares issued or outstanding at June 30, 2019 or December 31, 2018	—	—
Common stock - $0.001 par value; 190,000,000 shares authorized; 19,968,783 and 19,464,847 shares issued and outstanding at June 30, 2019 and December 31, 2018, respectively	20	19
Treasury stock - 200,980 and 91,567 shares at June 30, 2019 and December 31, 2018, respectively, at cost	(2,676)	(1,270)
Additional paid-in capital	181,577	172,946
Accumulated deficit	(114,656)	(96,517)
Accumulated other comprehensive loss	(18,918)	(19,254)

Total stockholders’ equity	45,347	55,924
Non-redeemable, non-controlling interest	(15)	60

Total equity	45,332	55,984

TOTAL LIABILITIES AND EQUITY	$244,373	$258,925

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RIGNET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months Ended June 30,
	2019	2018
	(in thousands)
Cash flows from operating activities:
Net loss	$(18,079)	$(9,825)
Adjustments to reconcile net loss to net cash provided by operations:
Depreciation and amortization	16,591	16,343
Stock-based compensation	5,628	3,282
Amortization of deferred financing costs	153	102
Deferred taxes	4,838	66
Change in fair value of earn-out/contingent consideration	1,284	2,800
Accretion of discount of contingent consideration payable for acquisitions	183	287
(Gain) loss on sales of property, plant and equipment, net of retirements	11	(32)
Changes in operating assets and liabilities, net of effect of acquisition:
Accounts receivable, net	(488)	(12,458)
Costs and estimated earnings in excess of billings on uncompleted contracts (CIEB)	(1,644)	(430)
Prepaid expenses and other assets	(6)	(2,157)
Accounts payable	7,564	4,140
Accrued expenses	(1,574)	(2,948)
GX Dispute payment	(45,000)	—
Deferred revenue	1,334	4,134
Other liabilities	(2,052)	(1,975)

Net cash provided by (used in) operating activities	(31,257)	1,329

Cash flows from investing activities:
Acquisitions (net of cash acquired)	—	(5,082)
Capital expenditures	(11,868)	(12,701)
Proceeds from sales of property, plant and equipment	112	170

Net cash used in investing activities	(11,756)	(17,613)

Cash flows from financing activities:
Issuance of common stock upon the exercise of stock options and the vesting of restricted stock	4	57
Stock withheld to cover employee taxes on stock-based compensation	(1,406)	(1,130)
Subsidiary distributions to non-controlling interest	(135)	(66)
Proceeds from borrowings	40,000	2,500
Repayments of long-term debt	(6,083)	(2,572)
Payment of financing fees	(486)	—

Net cash provided by (used in) financing activities	31,894	(1,211)

Net change in cash and cash equivalents	(11,119)	(17,495)

Cash and cash equivalents including restricted cash:
Balance, January 1,	23,296	36,141
Changes in foreign currency translation	265	1,308

Balance, June 30,	$12,442	$19,954

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RIGNET, INC.

Selected Operational Data

(Unaudited)

	2nd Quarter 2019	1st Quarter 2019	4th Quarter 2018	3rd Quarter 2018	2nd Quarter 2018
Offshore drilling rigs (1)	182	185	184	191	190
Offshore Production	375	368	347	332	320
Maritime	183	180	181	187	177
Other sites (2)	644	627	611	640	610

Total Managed Communications Services Sites	1,384	1,360	1,323	1,350	1,297

Project Backlog (000s)	$37,116	$43,058	$45,536	$41,411	$19,630

(1)	Includes jack up, semi-submersible and drillship rigs
(2)	Includes U.S. and International land sites, completion sites, man-camps, remote offices, and supply bases and offshore-related supply bases, shore offices, tender rigs and platform rigs

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